UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3382	DUKE ENERGY PROGRESS, INC. (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On July 31, 2015, Duke Energy Progress, Inc. (the “Company”) closed on the purchase of the following undivided ownership interests (collectively, the "Purchased Generation Assets") of the North Carolina Eastern Municipal Power Agency (“NCEMPA”) pursuant to the Asset Purchase Agreement entered into by the Company and NCEMPA on September 5, 2014:

•	18.33% interest in Brunswick Nuclear Plant Unit 1 in Brunswick County, North Carolina;

•	18.33% interest in Brunswick Nuclear Plant Unit 2 in Brunswick County, North Carolina;

•	16.17% ownership interest in Mayo Plant Unit 1 in Person County, North Carolina;

•	12.94% interest in cancelled Mayo Plant Unit 2;

•	12.94% interest in Roxboro Plant Unit 4 in Person County, North Carolina;

•	3.77% interest in the common facilities that support Roxboro Plant Unit 4 and the 3 other Roxboro Plant Units;

•	16.17% interest in Harris Nuclear Plant Unit 1 in Wake County, North Carolina; and

•	12.94% ownership interest in cancelled Harris Nuclear Plant Units 2, 3 and 4.

The purchase price for the Purchased Generation Assets was approximately $1.25 billion, after adjustments at closing for capital expenditures actually incurred by NCEMPA with respect to the Purchased Generation Assets. In connection with the closing on the Purchased Generation Assets, a new Full Requirements Power Purchase Agreement, through which the municipality members of NCEMPA will purchase all required bulk power, will commence on August 1, 2015 and have a thirty year term.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 31, 2015	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY PROGRESS, INC.

Date: July 31, 2015	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President and Chief Legal Officer

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